                                                                    EXHIBIT 23-a

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this registration statement of BellSouth Corporation on Form S-3 of our report, which includes an explanatory paragraph related to a change in an accounting method, dated February 3, 1997, on our audits of the consolidated financial statements of BellSouth Corporation included in the Annual Report on Form 10-K of BellSouth Corporation for the year ended December 31, 1996. We also consent to the reference to our Firm under the caption "Experts."

                                             /s/ COOPERS & LYBRAND L.L.P.
                                          --------------------------------------
Atlanta, Georgia
February 3, 1998